UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2015, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 54,476,205 shares of the Company’s common stock were entitled to vote as of April 20, 2015, the record date for the Annual Meeting, of which 50,506,957 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of three Class III Directors to hold office until the 2018 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
David M. Mussafer	34,529,235	13,888,860	2,088,862
David Schlessinger	33,625,112	14,792,983	2,088,862
Thomas G. Vellios	33,030,425	15,387,670	2,088,862

Election of one Class I Director to hold office until the 2016 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Catherine E. Buggeln	47,889,869	528,226	2,088,862

Election of two Class II Directors to hold office until the 2017 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Joel D. Anderson	48,031,801	386,294	2,088,862
Kathleen S. Barclay	47,984,608	433,487	2,088,862

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2016.

For	Against	Abstentions	Broker Non-Votes
50,463,448	15,980	27,529	—

PROPOSAL 3: Amendment to the Company’s articles of incorporation and a corresponding amendment to the Company’s bylaws to replace the plurality voting standard in the uncontested election of directors with a majority voting standard and make conforming changes.

For	Against	Abstentions	Broker Non-Votes
48,355,459	17,595	45,041	2,088,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: June 24, 2015	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer and Treasurer